Exhibit 77(e)(3)


                               AMENDED SCHEDULE A

      The Series of ING Investors Trust, as described in the attached Management Agreement, to which Directed Services, LLC shall act as Manager are as follows:

Series
------
ING AllianceBernstein Mid Cap Growth Portfolio
ING BlackRock Large Cap Growth Portfolio
ING BlackRock Large Cap Value Portfolio
ING Capital Guardian U.S. Equities Portfolio
ING Evergreen Health Sciences Portfolio
ING Evergreen Omega Portfolio
ING FMRSM Diversified Mid Cap Portfolio
ING FMRSM Mid Cap Growth Portfolio
ING Franklin Mutual Shares Portfolio
ING Global Resources Portfolio
ING Global Technology Portfolio
ING International Growth Opportunities Portfolio
ING Janus Contrarian Portfolio
ING JPMorgan Emerging Markets Equity Portfolio
ING JPMorgan Small Cap Core Equity Portfolio
ING Julius Baer Foreign Portfolio
ING Legg Mason Value Portfolio
ING Limited Maturity Bond Portfolio
ING Liquid Assets Portfolio
ING Lord Abbett Affiliated Portfolio
ING Marsico Growth Portfolio
ING MFS Total Return Portfolio
ING Oppenheimer Main Street Portfolio(R)
ING PIMCO Core Bond Portfolio
ING PIMCO High Yield Portfolio
ING Pioneer Fund Portfolio
ING Pioneer Mid Cap Value Portfolio
ING Stock Index Portfolio
ING T. Rowe Price Capital Appreciation Portfolio
ING T. Rowe Price Equity Income Portfolio
ING Templeton Global Growth Portfolio
ING UBS U.S. Allocation Portfolio
ING Van Kampen Capital Growth Portfolio
ING Van Kampen Global Franchise Portfolio
ING Van Kampen Growth and Income Portfolio
ING Van Kampen Real Estate Portfolio
ING Wells Fargo Disciplined Value Portfolio

                               AMENDED SCHEDULE B
                       COMPENSATION FOR SERVICES TO SERIES

For the services provided by Directed Services, LLC (the "Manager") to the following Series of the ING Investors Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of that Series.

SERIES                                                 RATE
------                                                 ----
ING Global Resources Portfolio,                           0.750% first $750 million in combined
ING T. Rowe Price Capital Appreciation Portfolio,                assets of these Series
ING T. Rowe Price Equity Income Portfolio,                      0.700% next $1.25 billion
ING Van Kampen Growth and Income Portfolio,                     0.650% next $1.5 billion
ING Van Kampen Real Estate Portfolio, and              0.600% on assets in excess of $3.5 billion
ING Wells Fargo Disciplined Value Portfolio

ING AllianceBernstein Mid Cap Growth Portfolio and        0.850% first $250 million in combined
ING Marsico Growth Portfolio                                     assets of these Series
                                                                0.800% next $400 million
                                                                0.750% next $450 million
                                                       0.700% on assets in excess of $1.1 billion

ING BlackRock Large Cap Growth Portfolio                      0.800% on first $500 million
                                                               0.750% on next $250 million
                                                               0.700% on next $500 million
                                                               0.650% on next $750 million
                                                        0.600% on assets in excess of $2 billion

ING BlackRock Large Cap Value Portfolio                       0.800% on first $500 million
                                                               0.750% on next $250 million
                                                               0.700% on next $500 million
                                                               0.650% on next $750 million
                                                        0.600% on assets in excess of $2 billion

ING Capital Guardian U.S. Equities Portfolio                  0.750% on first $500 million
                                                               0.700% on next $250 million
                                                               0.650% on next $500 million
                                                       0.600% on assets in excess of $1.25 billion

ING Evergreen Health Sciences Portfolio                     0.750% on the first $500 million
                                                       0.700% on assets in excess of $500 million

SERIES                                                 RATE
------                                                 ----
ING Evergreen Omega Portfolio                               0.600% on the first $750 million
                                                               0.550% on next $750 million
                                                                0.500% on next $5 billion
                                                                0.475% on next $5 billion
                                                                0.455% on next $5 billion
                                                                0.440% on next $5 billion
                                                       0.430% on assets in excess of $21.5 billion

ING FMRSM Diversified Mid Cap Portfolio(1)               0.650% on first $800 million in assets
                                                        0.600% on the next $700 million in assets
                                                        0.58% on assets in excess of $1.5 billion

ING FMRSM Mid Cap Growth Portfolio,                     0.750% on first $250 million in combined
ING MFS Total Return Portfolio, and                              assets in these Series
ING Oppenheimer Main Street Portfolio(R)                       0.700% on next $400 million
                                                               0.650% on next $450 million
                                                       0.600% on assets in excess of $1.1 billion

ING Franklin Mutual Shares Portfolio                           0.780% on first $5 billion
                                                                0.750% on next $5 billion
                                                                0.730% on next $5 billion
                                                                0.710% on next $5 billion
                                                        0.690% on assets in excess of $20 billion

ING Global Technology Portfolio                           1.250% on first $1 billion in assets
                                                        1.150% on assets in excess of $1 billion

ING International Growth Opportunities Portfolio         1.000% of first $500 million of assets
                                                       0.800% on assets in excess of $500 million

ING Janus Contrarian Portfolio and                      0.810% on first $250 million in combined
ING Legg Mason Value Portfolio                                   assets of these Series
                                                               0.770% on next $400 million
                                                               0.730% on next $450 million
                                                       0.670% on assets in excess of $1.1 billion

ING Julius Baer Foreign Portfolio                              1.000% on first $50 million
                                                               0.950% on next $200 million
                                                               0.900% on next $250 million
                                                       0.850% on assets in excess of $500 million

----------
1 For purposes of calculating fees under this Agreement, the assets of ING FMRSM Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.

SERIES                                                 RATE
------                                                 ----
ING JPMorgan Emerging Markets Equity Portfolio                           1.250%

ING JPMorgan Small Cap Core Equity Portfolio                  0.900% on first $200 million
                                                               0.850% on next $300 million
                                                               0.800% on next $250 million
                                                       0.750% on assets in excess of $750 million

ING Lord Abbett Affiliated Portfolio                    0.750% on first $500 million in combined
                                                                 assets of these series
                                                               0.700% on next $250 million
                                                               0.650% on next $500 million
                                                       0.600% on assets in excess of $1.25 billion

ING Limited Maturity Bond Portfolio and                 0.350% on first $200 million in combined
ING Liquid Assets Portfolio                                      assets of these Series
                                                               0.300% on next $300 million
                                                       0.250% on assets in excess of $500 million

ING PIMCO Core Bond Portfolio                                 0.750% on first $100 million
                                                               0.650% on next $100 million
                                                       0.550% on assets in excess of $200 million

ING PIMCO High Yield Portfolio                                           0.490%

ING Pioneer Fund Portfolio                                    0.750% on first $500 million
                                                               0.700% on next $500 million
                                                        0.650% on assets in excess of $1 billion

ING Pioneer Mid Cap Value Portfolio                                      0.640%

ING Stock Index Portfolio                                                0.260%

ING Templeton Global Growth Portfolio                         0.960% on first $250 million
                                                               0.860% on next $250 million
                                                       0.760% on assets in excess of $500 million

ING Van Kampen Capital Growth Portfolio                          0.650% first $1 billion
                                                        0.600% on assets in excess of $1 billion

ING Van Kampen Global Franchise Portfolio                       1.000% first $250 million
                                                                0.900% next $250 million
                                                       0.750% on assets in excess of $500 million

ING UBS U.S. Allocation Portfolio1                            0.750% of first $500 million
                                                               0.700% of next $250 million
                                                               0.650% of next $500 million
                                                       0.600% on assets in excess of $1.25 billion

----------
1 For purposes of calculating fees under this Agreement, the assets of ING FMRSM Diversified Mid Cap Portfolio shall be aggregated with the assets of ING UBS U.S. Allocation Portfolio.